Exhibit 10.34

CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

NALTREXONE HYDROCHLORIDE SUPPLY AGREEMENT

This Naltrexone Hydrochloride Supply Agreement (this “Agreement”) is made effective as of January 1, 2013 (the “Effective Date”) by and among OREXIGEN THERAPEUTICS, INC. (“OREXIGEN”), a Delaware corporation located at 3344 N. Torrey Pines Court, Suite 200, La Jolla, CA 92037, and MALLINCKRODT LLC (“MALLINCKRODT”), a Delaware limited liability company located at 675 McDonnell Blvd., Hazelwood, Missouri 63042.

WHEREAS, MALLINCKRODT is a manufacturer of an active pharmaceutical ingredient known as Naltrexone Hydrochloride and MALLINCKRODT wishes to supply Naltrexone Hydrochloride to OREXIGEN on the terms described herein; and

WHEREAS, OREXIGEN desires a supply of quantities of Naltrexone Hydrochloride and wishes to purchase Naltrexone Hydrochloride from MALLINCKRODT on the terms described herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, MALLINCKRODT and OREXIGEN (each, a “Party” and, collectively, the “Parties”) agree as follows.

1.	SCOPE OF AGREEMENT

1.1.	Subject to the provisions of this Section 1.1 below, this Agreement shall apply to all purchases of Naltrexone Hydrochloride by OREXIGEN and its Affiliates (as defined below in this Section 1.1) under this Agreement from MALLINCKRODT during the Term (as defined below in Section 11.1). OREXIGEN (on behalf of itself and its Affiliates) agrees to purchase from MALLINCKRODT and MALLINCKRODT agrees to supply to OREXIGEN such amounts of Naltrexone Hydrochloride as OREXIGEN shall order in accordance with the requirements hereof; provided that, MALLINCRKODT shall not be required to sell to OREXIGEN for delivery during [***] more than [***] of Naltrexone Hydrochloride. During the term of this Agreement, OREXIGEN agrees to purchase from Mallinckrodt [***] of its requirements for Naltrexone Hydrochloride for use in Finished Products intended for commercial sale in those jurisdictions set forth on Schedule B attached hereto, provided that the immediately foregoing obligation shall not be binding on OREXIGEN (a) in the event of breach by MALLINCRKODT of any of the material terms set forth herein which breach is not cured within the period set forth in Section 11.2 or (b) if MALLINCRKODT fails to timely meet its continuing manufacturing and supply obligations to OREXIGEN (consistent with all representations, warranties and covenants herein) on more than [***] during [***]. Should OREXIGEN wish to be supplied with amounts of Naltrexone Hydrochloride additional to the maximum amounts set forth in the immediately preceding sentence, MALLINCKRODT will [***] supply any additional volumes [***]. For purposes of this Agreement, an “Affiliate” of a Party shall mean and refer to any firm, person or entity that controls, is controlled by or is under common control with such Party, where “control” means the power, by means of voting power, proxy or power in fact (by whatever means) to direct the business and operations of any firm, person or entity.

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1.2.	This Agreement does not constitute a purchase order. Purchases under this Agreement shall be made only with written purchase orders issued by OREXIGEN to MALLINCKRODT (each, a “Purchase Order”). No Purchase Order shall specify a delivery date that is sooner than [***] days after the date of such Purchase Order. Each Purchase Order shall set forth the information required by and meet the requirements of Section 3.3. In the event of a conflict or inconsistency between the terms of any Purchase Order, order acknowledgement, invoice, shipping terms, packaging slip or other documentation issued by either Party and the terms of this Agreement, the terms of this Agreement shall control and prevail in every case and any additional (except for purchased quantities, shipping and delivery dates) and/or inconsistent terms set forth in any other document issued by either Party are hereby expressly rejected, unless such documentation specifically states that it overrides conflicting terms of and/or supplements the terms of this Agreement (as appropriate) and is signed by authorized representatives of each of the Parties.

1.3.	All Naltrexone Hydrochloride sold by MALLINCKRODT to OREXIGEN will be manufactured by MALLINCKRODT in accordance with the terms of this Agreement.

2.	MANUFACTURING; SPECIFICATIONS; QUALIFICATION OF SECOND SOURCE

2.1.	The Naltrexone Hydrochloride supplied to OREXIGEN hereunder shall meet the release specifications set forth on Schedule A attached hereto (“Specifications”) at the time of delivery. All Naltrexone Hydrochloride supplied hereunder will be manufactured in accordance with the methods, processes and procedures, including site of manufacture, set forth in MALLINCKRODT’s drug master file (“DMF”) or any equivalent issued under any applicable laws, rules or regulations other than those of the United States (such as an Active Substance Master File or a Certificate of European Pharmacopeia, (such documents referred to as a “DMF Equivalent”) for Naltrexone Hydrochloride.

2.2.

There will be no changes made to the Specifications set forth on Exhibit A except with the mutual written agreement of the Parties; provided that, MALLINCKRODT will use commercially reasonable efforts to implement any changes in Specifications requested by OREXIGEN if such changes would not require revalidation of the applicable manufacturing process. In the event any change in Specifications requested by OREXIGEN would cause MALLINCKRODT to incur additional Direct Manufacturing Cost (as defined below in this Section 2.2), MALLINCKRODT shall notify OREXIGEN in writing, within [***] after the date of any requested specification change by OREXIGEN, of the reason for and nature of any such increased cost and, if [***], MALLINCKRODT shall begin implementation of any such requested Specification change. In the event any change to the Specifications requested by OREXIGEN is made, MALLINCKRODT shall perform [***], all analytical and experimental work reasonably required to implement any such change, but OREXIGEN shall be responsible[***], for filing all changes proposed by OREXIGEN in connection

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with any regulatory approval, and for seeking approval of any such change required by any governmental agency, regulatory agency, commission or similar body of any domestic or non-domestic jurisdiction (“Regulatory Agency”) with respect to OREXIGEN’s oral dosage formulation containing Naltrexone Hydrochloride (“Finished Product”). Notwithstanding the foregoing, the Parties acknowledge that it is possible that changes in applicable laws, or actions of the United States Food and Drug Administration (“FDA”) or any other Regulatory Agency may require changes to be made in the Specifications. Should such an eventuality occur, the Party becoming aware of any required change will immediately notify the other Party in writing of the nature of and reason for any such potential Specification changes and such changes will be implemented by MALLINCKRODT as and when required (but not earlier than required); provided, however, it is understood that [***]. For purposes of this Section 2.2 and of this Agreement in general, the term “Direct Manufacturing Cost” shall mean all costs of [***] incurred with respect to the manufacture hereunder of any particular volume of Naltrexone Hydrochloride, but shall not include any [***]. Absent the requirements of applicable law, the FDA or any Regulatory Agency or the occurrence of any circumstances covered by the language of this Section 2.2 above, MALLINCKRODT shall not change the Specifications unless OREXIGEN has agreed in writing to such change in advance [***], and any increase or decrease in the Direct Manufacturing Cost to MALLINCKRODT associated with any such change proposed by MALLINCKRODT shall [***].

2.3.	MALLINCKRODT will notify OREXIGEN at least [***] in advance (unless a lesser time to implement any change is dictated by law) of any and all material changes in its production, testing or packaging procedures in the DMF documented process as required by FDA’s “Guidance for Industry to an approved NDA or ANDA”. The parties acknowledge that the purpose of the immediately preceding sentence is to allow OREXIGEN a reasonable amount of time to receive appropriate regulatory approval from the FDA or any other Regulatory Agency prior to MALLINCKRODT implementing a significant change to its DMF or any DMF Equivalent.

2.4.	MALLINCKRODT will [***] to enable OREXIGEN to secure from relevant Regulatory Agencies approval of MALLINCKRODT as a source of supply of Naltrexone Hydrochloride for OREXIGEN’s Finished Products. MALLINCKRODT will be responsible for procuring and maintaining the DMF and DMF Equivalents related to Naltrexone Hydrochloride in those jurisdictions set forth on Schedule B attached hereto, at no additional cost to OREXIGEN. MALLINCKRODT has filed the DMF with the FDA and has provided the DMF’s reference number in writing to OREXIGEN. OREXIGEN shall have the right to reference the DMF in its NDAs (or ANDAs, if applicable) and DMF Equivalents from Regulatory Agencies in jurisdictions outside the United States, and the right to access the open part of the DMF or DMF Equivalent where available.

2.5.

MALLINCKRODT shall test, or have tested, each lot of Naltrexone Hydrochloride shipped to OREXIGEN using the analytical testing methodologies which are set forth in the Specifications in order to assure the conformity of each lot of Naltrexone

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Hydrochloride supplied hereunder to the Specifications and all applicable laws. With each shipment of Naltrexone Hydrochloride, MALLINCKRODT shall deliver to OREXIGEN certificates of analysis from MALLINCKRODT stating that the Naltrexone Hydrochloride being shipped has been tested and does conform to the Specifications.

2.6.	Notwithstanding any other provision hereof, MALLINCKRODT’s obligation to supply and OREXIGEN’s obligations to purchase hereunder are [***]. MALLINCKRODT will at all times [***] ensure that it has sufficient quota to perform its obligations hereunder. If MALLINCKRODT has insufficient quota to satisfy OREXIGEN’s requirements for Naltrexone Hydrochloride (within the maximum volume limitations set forth in Section 1.1 above) and the requirements of its other customers, MALLINCKRODT shall [***]; provided that MALLINCKRODT shall continue to be obligated to provide to OREXIGEN the amounts set forth in the Rolling Forecast most recently provided to OREXIGEN and acknowledged and agreed to by an authorized representative of MALLINCKRODT.

3.	FORECASTS; FIRM COMMITMENT; PURCHASE ORDERS

3.1.	Initial Forecast. Approximately [***], OREXIGEN shall provide to MALLINCKRODT an initial [***] rolling forecast of the quantities of Naltrexone Hydrochloride required by OREXIGEN, by [***] period. The first [***] of such initial forecast shall constitute a binding order on MALLINCKRODT and OREXIGEN for the quantities of Naltrexone Hydrochloride specified therein, and MALLINCKRODT shall be obligated to supply and OREXIGEN shall be obligated to purchase no less than one hundred percent (100%) of the quantity of Naltrexone Hydrochloride ordered by OREXIGEN pursuant to any Purchase Order corresponding to such first [***].

3.2.

Rolling Forecasts. On or prior to the beginning of each [***] occurring during the Term following the initial forecast provided under Section 3.1, OREXIGEN shall provide to MALLINCKRODT [***] rolling forecast of the quantities of Naltrexone Hydrochloride that may be ordered by OREXIGEN, by [***] (the “Rolling Forecast”). The first [***] of each Rolling Forecast shall constitute a binding order on MALLINCKRODT and OREXIGEN for the quantities of Naltrexone Hydrochloride specified therein, and MALLINCKRODT shall be obligated to supply and OREXIGEN shall be obligated to purchase no less than one hundred percent (100%) of the quantity of Naltrexone Hydrochloride ordered by OREXIGEN pursuant to any Purchase Order in such first [***]. The subsequent [***] of each Rolling Forecast shall be non-binding estimates and shall be used by MALLINCKRODT for planning purposes only. Within a [***] period after the submission by OREXIGEN of any Rolling Forecast, MALLINCKRODT will review such Rolling Forecast to assess the feasibility of production and supply of the amounts of Naltrexone Hydrochloride set forth in such Rolling Forecast. After such review (and in no event later than [***] after the submission of any such Rolling Forecast by OREXIGEN), MALLINCKRODT will advise OREXIGEN in writing of the results of its review, specifying whether or not MALLINCKRODT is able to meet the timing and volumes set forth in such Rolling Forecast. If MALLINCKRODT indicates that it is not

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able to meet the timing and volumes set forth in such Rolling Forecast, the parties will [***]. Whether based on agreement of the Parties as contemplated in the immediately preceding sentence or based on MALLINCKRODT’s acknowledgement of the Rolling Forecast submitted by OREXIGEN, OREXIGEN shall timely submit to MALLINCKRODT Purchase Orders consistent therewith and otherwise meeting the requirements hereof. MALLINCKRODT shall be obligated to supply and OREXIGEN shall be obligated to purchase no less than one hundred percent (100%) of the quantity of Naltrexone Hydrochloride ordered by OREXIGEN pursuant to any Purchase Order which complies with Section 3.1 or this Section 3.2.

3.3.	Each Purchase Order submitted by OREXIGEN hereunder shall specify the quantity of Naltrexone Hydrochloride ordered, the total Price (as defined in Section 5.1) for such quantities of Naltrexone Hydrochloride calculated in accordance with Section 5 hereof, and the required delivery date and destination, consistent with the terms of this Agreement. OREXIGEN shall submit each Purchase Order to MALLINCKRODT at least [***] in advance of the delivery date requested in the Purchase Order. Within [***] after the date that a Purchase Order is submitted, MALLINCKRODT shall acknowledge receipt of OREXIGEN’s Purchase Order and confirm acceptance of such Purchase Order, if issued in accordance with the requirements hereof. For the avoidance of doubt, MALLINCKRODT shall be obligated to accept any such Purchase Order which complies with Section 3.1, Section 3.2, this Section 3.3, and Section 4.1.

3.4.	During any period during this Agreement in which MALLINCKRODT, for any reason (including, without limitation, an event of force majeure as provided in Section 13.1), fails to deliver the requisite quantities of Naltrexone Hydrochloride included in any accepted Purchase Order which complies with Section 3.1, Section 3.2, Section 3.3, and Section 4.1, within [***] after the date of delivery confirmed in writing by MALLINCKRODT or if MALLINCKRODT otherwise notifies OREXIGEN that it will be unable to make delivery of all or a portion of the ordered Naltrexone Hydrochloride within [***] after the confirmed date of delivery, then OREXIGEN may refuse such late shipment of Naltrexone Hydrochloride from MALLINCKRODT and purchase such quantities elsewhere.

4.	DELIVERY

4.1.	Each Purchase Order shall specify the quantity of Naltrexone Hydrochloride ordered and the required delivery date and destination, consistent with the terms of this Agreement. Deliveries must be made on normal business days of the designated facility unless otherwise coordinated.

4.2.	Subject to any written agreement between OREXIGEN and MALLINCKRODT to the contrary, MALLINCKRODT shall make all necessary shipping arrangements to OREXIGEN’s designated facility. Freight terms shall be as set forth in Schedule C. Title to the Naltrexone Hydrochloride shall pass from MALLINCKRODT to OREXIGEN upon [***].

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4.3.	If and as applicable, OREXIGEN shall be responsible for coordinating any export of Naltrexone Hydrochloride from the United States and for coordinating any import of ordered Naltrexone Hydrochloride to countries outside the United States to OREXIGEN’s designated manufacturing facilities, in either case in compliance with all applicable laws. MALLINCKRODT shall notify OREXIGEN of the expected delivery date of any Purchase Order to enable receipt to be coordinated.

4.4.	Subject to clearance by customs (if applicable), all ordered Naltrexone Hydrochloride shall be delivered to OREXIGEN’s designated facility in MALLINCKRODT’s normal packaging and with typical accompanying documentation for Naltrexone Hydrochloride, including, without limitation, in accordance with any procedures reflected in MALLINCKRODT’s DMF, provided that any such packaging and documentation shall meet the customs and regulatory requirements of the United States and, as applicable, the location of OREXIGEN’s designated facility for delivery. Each shipment shall include certificates of analysis, and such other documentation and information as may be necessary for complying with all applicable laws.

5.	PRICE AND PAYMENT

5.1.	The initial price for the Naltrexone Hydrochloride to be purchased by OREXIGEN hereunder is [***], as it may be adjusted in accordance with this Section 5 (the “Price”).

5.2.	The Price shall remain fixed for [***].

5.3.	In addition to the Price adjustments that may be made in accordance with Section 2.2 above, MALLINCKRODT shall be entitled to adjust the Price at any time during the Term (to take effect for Purchase Orders accepted after the date of such adjustment) by giving [***] prior written notice to OREXIGEN solely to take into account any documented and verifiable increases or decreases in the costs of manufacturing Naltrexone Hydrochloride resulting from changes in MALLINCKRODT’s manufacturing processes in response to any [***], other than as a result of [***] (“Regulatory Price Change”). In the event of a Regulatory Price Change, the Price shall be increased by an amount equal to the documented incremental cost increase directly associated with the Regulatory Price Change. Notwithstanding any other provision hereof, any Price adjustment pursuant to Section 2.2 or this Section 5.3 shall be implemented in such a manner as to ensure that no element of cost increase or decrease is being duplicated in calculating the Price to be charged.

5.4.	MALLINCKRODT agrees to keep complete and accurate books and records with respect to costs of commercial manufacture of Naltrexone Hydrochloride for a minimum period of [***] after the calendar year in which they are prepared, or for such longer period as may be required by applicable law.

5.5.	MALLINCKRODT shall issue invoices to OREXIGEN at the time of shipment of any Naltrexone Hydrochloride. Each invoice shall set forth the applicable Price and all

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freight charges for the shipment properly determined in accordance with the provisions of this Agreement. Payment of the invoice by OREXIGEN shall be within [***] following [***], subject to any amounts disputed in good faith by OREXIGEN. Payment shall be subject to the inspection and acceptance procedures set forth in Section 6. All invoices and payments shall be in U.S. Dollars.

6.	INSPECTION, ACCEPTANCE AND REJECTION

6.1.	If OREXIGEN reasonably determines that any Naltrexone Hydrochloride delivered hereunder does not comply with the Specifications, is adulterated, is not manufactured in accordance with the provisions of this Agreement or is otherwise defective (Naltrexone Hydrochloride satisfying any of the foregoing known as “Defective Product”), then OREXIGEN may reject any such Naltrexone Hydrochloride. At the time of any such rejection, OREXIGEN shall provide MALLINCKRODT with a written notice describing in detail the circumstances surrounding the rejection and OREXIGEN’s reasons therefor (“Rejection Notice”), accompanied by such supporting documentation as shall be reasonably necessary to demonstrate the basis for any rejection. If OREXIGEN properly rejects any such Naltrexone Hydrochloride, it will, at [***] option, either return the rejected Naltrexone Hydrochloride to MALLINCKRODT or destroy or dispose of it in the least expensive and most environmentally sound manner. In any event, MALLINCKRODT shall be responsible for the costs of any such return, destruction or disposal if such Naltrexone Hydrochloride has been properly rejected. It is understood that [***] hereunder in the event of Defective Product it has properly rejected will [***]. Any Naltrexone Hydrochloride received by OREXIGEN from MALLINCKRODT that has not been rejected by OREXIGEN within [***].

6.2.	Notwithstanding the preceding Section 6.1, in the event that MALLINCKRODT notifies OREXIGEN in writing within [***] of its receipt of any Rejection Notice that MALLINCKRODT reasonably disagrees with OREXIGEN’s basis for rejection of any Naltrexone Hydrochloride (“Response Notice”), the Parties shall attempt to resolve any disagreement they have regarding the rejection by OREXIGEN of any Naltrexone Hydrochloride and if, within [***] of OREXIGEN’s receipt of any Response Notice, they are unable to do so, the matter will be referred to an independent third party expert mutually agreeable to both Parties, whose decision as to whether or not any Naltrexone Hydrochloride is Defective Product and therefore properly rejected will be final and whose fees will be paid by the Party who is determined to be incorrect as to whether or not any Naltrexone Hydrochloride is properly rejected.

6.3.	Notwithstanding the preceding provisions of this Section 6, in no event shall MALLINCKRODT have any obligation to replace or provide any refund or credit for any Naltrexone Hydrochloride that has been damaged or destroyed due principally to the acts or omissions to act of OREXIGEN or any third party acting on OREXIGEN’s behalf. Any Naltrexone Hydrochloride that is supplied by MALLINCKRODT in replacement of properly rejected Defective Product shall be shipped in a manner reasonably directed by OREXIGEN and within [***], shipment to be at MALLINCKRODT’s expense.

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7.	CONFIDENTIALITY

7.1.	During the Term, the Parties may disclose certain confidential and proprietary information and data to each other relating to their respective products (including active pharmaceutical ingredients and finished products) and businesses, (including, but not limited to financial and other business information, product samples, formulas, manufacturing processes, specifications, drawings, schematics and other technical, customer and product development plans, forecasts, strategies and other data). Except as otherwise specifically provided herein, all information disclosed by one Party (in such capacity, the “Disclosing Party”) to the other Party (in such capacity, the “Receiving Party”) relating in any manner to the Disclosing Party’s products and/or its business shall constitute “Proprietary Information.”

7.2.	Proprietary Information disclosed by a Disclosing Party to a Receiving Party hereunder shall be used by the Receiving Party solely in connection with exercising its rights or performing its obligations under this Agreement.

7.3.	In consideration of the Disclosing Party’s disclosure and supply of Proprietary Information, each Party agrees, as a potential Receiving Party, that, for the Term and for a period of [***] thereafter, it shall not disclose or use for any purpose other than as specified in Section 7.2 above, without the express prior written consent of the Disclosing Party, any Proprietary Information, including any information concerning this Agreement or the interest of the Disclosing Party in exploring the possibility of entering into a business relationship with the Receiving Party, to any person other than to those employees, consultants or agents of the Receiving Party (“Representatives”) who will be involved in fulfilling the Receiving Party’s obligations under this Agreement, provided that such Representatives have been made aware of the obligations set forth in this Section 7. In any event, it is understood that each Party shall be fully responsible and liable for any improper use or disclosure of the other Party’s Proprietary Information by any of its Representatives. Notwithstanding the foregoing, (a) OREXIGEN may disclose the existence and terms of this Agreement to bona fide potential investors, acquirers, corporate partners and financial advisors and (b) MALLINCKRODT may disclose the existence and terms of this Agreement to bona fide potential investors, corporate partners and financial advisors.

7.4.	Each Party, as a potential Receiving Party, agrees to advise those of its Representatives who receive Proprietary Information (and such other persons who may receive Proprietary Information as permitted by the last sentence of Section 7.3 above) that such information (a) is proprietary and confidential to the Disclosing Party and (b) shall not be disclosed to anyone except as authorized herein. Each Party further agrees to take such reasonable precautions as it normally takes with its own confidential and proprietary information to prevent unauthorized disclosure or use of such Proprietary Information by anyone receiving it.

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7.5.	In the event that the Receiving Party is required by any government regulation, law, court order or rule or otherwise becomes legally compelled to disclose any Proprietary Information, it will provide the Disclosing Party with prompt advance notice in writing (if legally possible under the circumstances) so that the Disclosing Party may, at its discretion and at its own expense, reasonably intervene prior to disclosure. The Receiving Party will exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such Proprietary Information.

7.6.	Notwithstanding any of the foregoing provisions of this Section 7, the term “Proprietary Information” and the obligation of confidentiality associated therewith shall not apply to the following information: (a) information which, at the time of the Disclosing Party’s disclosure to the Receiving Party, is publicly known or has been made publicly available, (b) information which, after the Disclosing Party’s disclosure to the Receiving Party, becomes publicly known or available, except where such knowledge or availability is the result of the Receiving Party’s breach of this Agreement or otherwise is the result of any unauthorized disclosure by any of its Representatives, (c) information which, prior to the Disclosing Party’s disclosure to the Receiving Party, was already in the Receiving Party’s possession, as evidenced by its prior written records, or (d) information which, subsequent to the Disclosing Party’s disclosure to the Receiving Party, is obtained by the Receiving Party from a third Party which is lawfully in possession of such information and not subject to a known contractual or fiduciary relationship to the Disclosing Party with respect thereto.

7.7.	Upon the termination of this Agreement, the Receiving Party shall, if so requested by the Disclosing Party, promptly return to the Disclosing Party the originals and all copies of any Proprietary Information then in the Receiving Party’s possession. Notwithstanding the foregoing, Receiving Party may retain one copy of such Proprietary Information in its archives solely for the purpose of demonstrating compliance with the terms hereof.

7.8.	The Parties understand that any breach by the Receiving Party of any of the obligations set forth in this Section 7 might cause irreparable harm to the Disclosing Party for which compensation by monetary damages would be inadequate. Therefore, in the event of any breach or threatened breach of the provisions of this Section 7 by the Receiving Party, the Disclosing Party shall have the right to seek an injunction or other appropriate equitable relief, without the necessity of posting a bond or other form of financial assurance and in addition to any other remedies that may be available.

8.	QUALITY OF NALTREXONE HYDROCHLORIDE; REGULATORY MATTERS; REPRESENTATIONS AND WARRANTIES

8.1.

At all times during [***], MALLINCKRODT shall ensure that its relevant facilities shall remain in material compliance with, and the Naltrexone Hydrochloride shall be manufactured in material compliance with, (i) all applicable laws, rules and regulations, including but not limited to, the provisions of the Federal Food, Drug, and Cosmetic Act, as amended from time to time (the “Act”), (ii) current Good Manufacturing Practices as

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defined by the Act and the rules, regulations and practice standards issued and administered by the FDA and the equivalent regulations promulgated by any foreign regulatory agency with an equivalent function and appropriate jurisdiction, any of the foregoing as they relate to the manufacture of bulk active pharmaceutical ingredients (“cGMP”) and (iii) the FDA’s regulations for drug establishment registration. MALLINCKRODT shall keep records of the manufacture, testing, and shipping of Naltrexone Hydrochloride, and retain samples of the Naltrexone Hydrochloride, and components used in its manufacture, as necessary to comply with all applicable laws, including without limitation any manufacturing regulatory requirements applicable to MALLINCKRODT, the manufacturing site, the Naltrexone Hydrochloride, and components used in its manufacture, as well as to assist with resolving complaints and other similar investigations relating to such Naltrexone Hydrochloride and/or any Finished Product. MALLINCKRODT shall retain copies of the records and sample for a period ending not earlier than one year following the date of Naltrexone Hydrochloride expiry, or for such longer period as may be required by applicable law, at which time MALLINCKRODT shall contact OREXIGEN concerning the delivery of such records. At OREXIGEN’s request, MALLINCKRODT shall [***], return such records to OREXIGEN.

8.2.	No Naltrexone Hydrochloride constituting a part of any shipment to OREXIGEN shall at the time of any such shipment be adulterated within the meaning of the Act, or the rules and regulations promulgated thereunder, as such law, rule or regulation is in effect at the time of any such shipment.

8.3.	All Naltrexone Hydrochloride supplied to OREXIGEN hereunder (i) shall at the time of delivery meet the Specifications and (ii) will have expiration dating of not less than [***] in accordance with this Agreement.

8.4.	All necessary licenses, permits or approvals required by applicable laws in connection with the manufacture, storage and shipment of Naltrexone Hydrochloride hereunder, including without limitation permits related to manufacturing facilities, shall be maintained during the term hereof.

8.5.	MALLINCKRODT will (i) respond promptly and appropriately to all inquiries directed to it by the FDA or any other Regulatory Agency that may impact the quality or timely delivery of Naltrexone Hydrochloride and promptly notify OREXIGEN of same if and to the extent MALLINCKRODT reasonably determines that the matter in question might reasonably delay any shipment or otherwise adversely affect either MALLINCKRODT’s performance hereunder or the quality of the Naltrexone Hydrochloride supplied hereunder, (ii) assist OREXIGEN (at OREXIGEN’s expense) in responding to inquiries directed to OREXIGEN by the FDA or other Regulatory Agencies and (iii) provide the FDA or other Regulatory Agencies with such information and data as is appropriately requested by the FDA or other Regulatory Agencies with respect to the manufacture, use, route of synthesis and testing of the Naltrexone Hydrochloride.

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8.6.	[***] any pending or threatened claim by a third party, or any reasonable basis for any such claim, that the Naltrexone Hydrochloride supplied hereunder or MALLINCKRODT’s process for manufacturing the Naltrexone Hydrochloride supplied hereunder would infringe, misappropriate or violate any patent, trade secret or other intellectual property right in effect.

8.7.	[***] the Finished Product will not infringe, misappropriate or violate any third party patent, trade secret or other intellectual property right in effect during the Term in the United States and in any of the jurisdictions set forth in Schedule B (provided, that OREXIGEN’s representation does not extend to any infringement, misappropriation or violation that arises out of or relates to Naltrexone Hydrochloride or MALLINCKRODT’s process for manufacturing Naltrexone Hydrochloride).

8.8.	Each Party represents and warrants that all corporate action on its part and on the part of each of its officers and directors necessary for the authorization, execution and delivery of this Agreement has been taken, that it has the full right and authority to enter into this Agreement and perform its obligations hereunder, that it is not aware of any obligations owed to third parties that would conflict with its ability to perform its obligations hereunder, and that this Agreement represents the binding obligation of each Party enforceable against it in accordance with its terms.

8.9.	If requested in writing by OREXIGEN, MALLINCKRODT shall permit OREXIGEN or its authorized representatives, during normal business hours, and, except for for-cause audits or inspections [***], to inspect MALLINCKRODT’s facilities and records and be given access to MALLINCKRODT’s personnel (at reasonable times, upon reasonable advance notice and in the company of a MALLINCKRODT representative), to the extent OREXIGEN deems [***] to enable OREXIGEN to verify compliance by MALLINCKRODT with its obligations under this Agreement and to verify MALLINCKRODT’s compliance with any applicable laws. Any such inspection shall be carried out in a manner reasonably contemplated to avoid disruption of MALLINCKRODT’s normal conduct of business and in accordance with all applicable safety and site regulations of MALLINCKRODT.

8.10.	In the event that MALLINCKRODT receives any complaint, claims or adverse reaction reports regarding Naltrexone Hydrochloride that is manufactured for OREXIGEN pursuant to this Agreement, including notices from the FDA regarding any alleged regulatory noncompliance of Naltrexone Hydrochloride (including any FDA Form 483s or warning letters), which would reasonably be expected to delay any shipment or otherwise adversely affect either MALLINCKRODT’s performance hereunder or the quality of the Naltrexone Hydrochloride supplied hereunder, MALLINCKRODT shall (a) [***], provide to OREXIGEN material information concerning the complaint, claim, report or notice and such additional information as OREXIGEN may reasonably request and (b) (i) conduct, if commercially reasonable under the circumstances, an investigation to determine the cause of such noncompliance, and (ii) assist OREXIGEN in investigating any such noncompliance at OREXIGEN’s request. MALLINCKRODT shall comply, at a minimum, with FDA requirements with respect to any such complaints, claims or adverse reaction reports.

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8.11.	OREXIGEN and MALLINCKRODT represent and warrant that each of them shall comply with all relevant laws, rules and regulations in the performance of any obligations hereunder.

8.12.	MALLINCKRODT covenants that it will not, in the performance of its obligations under this Agreement, knowingly use the services of any person debarred or suspended under 21 U.S.C. §35(a) or (b). MALLINCKRODT represents that it does not currently have, and covenants that it will not knowingly hire, as an officer or an employee, any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the Act.

8.13.	MALLINCKRODT shall promptly notify OREXIGEN of any information of the following kind about Naltrexone Hydrochloride provided to OREXIGEN:

8.13.1.	information indicating that shipped product does not or is not likely to meet the Specifications, and

8.13.2.	information concerning any bacteriological contamination, or any significant chemical, physical or other changes or deterioration in the shipped Naltrexone Hydrochloride, including stability parameters.

8.14.	The Parties shall enter into a Quality Agreement within [***] after the date of execution of this Agreement (the “Quality Agreement”). In the event there is any conflict or inconsistency in the terms and provisions of this Agreement and the Quality Agreement, the terms and provisions of this Agreement shall control and prevail in every case.

8.15.	EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF ANY KIND, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.	INDEMNIFICATION

9.1.	Except to the extent resulting from any claim subject to MALLINCKRODT’s indemnification obligations under Section 9.2, OREXIGEN hereby agrees to and shall defend, indemnify, and hold harmless MALLINCKRODT, its Affiliates and each of their respective employees, officers, directors and agents (the “MALLINCKRODT Indemnitees”), from, against and in respect of any and all losses, judgments, damages, liabilities, suits, actions, expenses (including reasonable attorney’s fees) and proceedings arising from any claims of any third party to the extent resulting from:

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9.1.1.	any allegation of misrepresentation, breach of warranty, or the non-fulfillment of any obligation, covenant or duty on the part of OREXIGEN under this Agreement,

9.1.2.	any claim, complaint, suit, proceeding or cause of action against any of the MALLINCKRODT Indemnitees alleging physical injury or death, brought by or on behalf of an injured party, or loss of service or consortium or a similar such claim, complaint, suit, proceeding or cause of action brought by a spouse, relative or companion of an injured party due to such physical injury or death, to the extent arising out of OREXIGEN’s or OREXIGEN’s [***] of any [***] (except to the extent that MALLINCKRODT has breached its obligations under [***] with respect to such Naltrexone Hydrochloride), and whether used alone or in combination with any other material,

9.1.3.	any [***] willful misconduct of OREXIGEN, its employees, officers and directors in performing this Agreement, and

9.1.4.	any claim of [***].

9.2.	Except to the extent resulting from any claim subject to OREXIGEN’s indemnification obligations under Section 9.1, MALLINCKRODT hereby agrees to and shall defend, indemnify, and hold harmless OREXIGEN, its Affiliates and each of their respective employees, officers, directors and agents (the “OREXIGEN Indemnitees”), from, against and in respect of any and all losses, judgments, damages, liabilities, suits, actions, expenses (including reasonable attorney’s fees) and proceedings arising from any claims of any third party to the extent resulting from:

9.2.1.	any allegation of misrepresentation, breach of warranty, or the nonfulfillment of any obligation, covenant, or duty on the part of MALLINCKRODT under this Agreement,

9.2.2.	any claim, complaint, suit, proceeding or cause of action against any of the OREXIGEN Indemnitees alleging physical injury or death, brought by or on behalf of an injured party, or loss of service or consortium or a similar such claim, complaint, suit, proceeding or cause of action brought by a spouse, relative or companion of an injured party due to such physical injury or death, to the extent arising out of MALLINCKRODT’s breach of its obligations under [***] with respect to such Naltrexone Hydrochloride,

9.2.3.	any [***] willful misconduct of MALLINCKRODT or its employees, officers or directors in performing this Agreement, and

9.2.4.	any claim of [***].

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9.3.	The foregoing indemnification obligations are subject to the following:

9.3.1.	in the event a third party claim forms the basis for indemnification, the indemnifying Party must be notified by or on behalf of the indemnified Party in writing promptly after a claim is made, a suit is filed or an action or investigation is initiated (each, a “Proceeding”) against the indemnified Party, unless such delay does not materially prejudice the indemnifying Party,

9.3.2.	subject to the provisions set forth below in this Section 9.3, the indemnifying Party shall be permitted to defend, control, conduct and prosecute, in the indemnifying Party’s sole discretion and by counsel of the indemnifying Party’s choosing, the defense of such Proceeding brought against the indemnified Party,

9.3.3.	the indemnifying Party shall have the right in its sole discretion to settle, compromise or otherwise terminate the Proceeding solely upon the payment of money, provided, that there is no finding or admission of any violation by any indemnified Party of (i) any law, rule or regulation or (ii) the rights of any person, and provided further, that no such settlement shall prohibit any indemnified Party from importing the Naltrexone Hydrochloride into the United States and or making, using or selling products in the United States and made from such Naltrexone Hydrochloride, and provided further, that no such settlement by the indemnifying Party shall be entered into without the prior consent of the indemnified Party if such settlement contains any terms or conditions that might in any way limit, restrict or prevent the indemnified Party from carrying on any of its business activities,

9.3.4.	the indemnified Party shall refrain from settling (or endeavoring to settle, or entering into settlement negotiations with respect to) any such Proceeding without the indemnifying Party’s prior written consent,

9.3.5.	except as may otherwise be required by law, the indemnified Party shall not compromise the position of the indemnifying Party by admission, statements, disclosure or conduct (collectively, “Disclosure”) in a way that could reasonably prejudice the defense, control, conduct or prosecution of said cause of action (it being understood that no indemnified Party shall be deemed to have violated this provision so long as such Party has acted in good faith to fulfill its obligations under this provision), and

9.3.6.	the indemnified Party shall cooperate with the indemnifying Party in the defense, conduct, prosecution or termination of the Proceeding, including the furnishing of information and the assistance from employees of the indemnified Party, at the indemnifying Party’s reasonable request and expense.

Notwithstanding anything to the contrary in this Section 9.3, [***], (i) [***] defend, control, conduct and prosecute, by counsel of [***], the defense of such Proceeding, (ii) [***] shall refrain from settling (or endeavoring to settle, or entering into settlement negotiations with respect to) any such Proceeding [***], (iii) except as may otherwise be

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required by law, [***] shall compromise the position of [***] by Disclosure in a way that could reasonably prejudice the defense, control, conduct or prosecution of said cause of action (it being understood that [***] shall be deemed to have violated this provision so long as [***] has acted in good faith to fulfill its obligations under this provision), and (iv) [***] shall cooperate with [***] in the defense, conduct, prosecution or termination of the Proceeding, including the furnishing of information and the assistance from employees of [***], at [***] reasonable request and expense.

9.4.	With respect to Section 9.3 above, the indemnified Party will (if legally possible under the applicable circumstances) provide the indemnifying Party with prompt written notice in advance of any such Disclosure being made to permit the indemnifying Party to seek an appropriate protective order, restriction on response or withdrawal of the request for Disclosure. If, however, any such request for relief by the indemnifying Party is denied or is otherwise unavailable, the relevant indemnified Party may make the Disclosure without any liability to the indemnifying Party.

9.5.	The indemnified Party may, at its option and expense, participate in the indemnifying Party’s defense with counsel of its own choosing, and if the indemnified Party so participates, the Parties shall cooperate with one another in such defense in a commercially reasonable fashion. Notwithstanding any provision in this Agreement to the contrary, OREXIGEN shall at all times have the right to assume direction and control of the defense of any claim for which it has agreed to indemnify MALLINCKRODT hereunder alleging infringement, misappropriation or violation of any patent, trade secret or other intellectual property right of any third party, provided that OREXIGEN will provide MALLINCKRODT, if appropriate under the applicable circumstances, with a reasonable opportunity to review and consult from time to time concerning the strategy and action plan, and in such event MALLINCKRODT shall cooperate and assist as requested in the defense of such claim.

9.6.	Notwithstanding anything to the contrary in this Section 9, each Party may, and expressly reserves the right to, seek judicial relief from any court of competent jurisdiction in order to obtain an injunction or other equitable relief for the purpose of enforcing its rights under this Section 9.

9.7.

NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IN NO EVENT SHALL ANY OF THE PARTIES HERETO BE RESPONSIBLE OR LIABLE TO THE OTHER UNDER ANY PROVISION OF THIS AGREEMENT OR UNDER ANY THEORY OF NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS OR BUSINESS INTERRUPTION), WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND WHETHER OR NOT SUCH DAMAGES ARE REASONABLY FORESEEABLE; PROVIDED THAT, FOR CLARITY, THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO THE OBLIGATION OF OREXIGEN TO

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INDEMNIFY MALLINCKRODT PURSUANT TO SECTION [***] OR TO THE OBLIGATION OF MALLINCKRODT TO INDEMNIFY OREXIGEN PURSUANT TO SECTION [***]. NOTHING IN THIS SECTION IS INTENDED TO LIMIT THE OBLIGATIONS OF EITHER PARTY UNDER SECTION 7 ABOVE.

10.	ADVERSE EVENT REPORTING; COSTS AND EXPENSES OF RECALL

10.1.	OREXIGEN shall have sole control and responsibility for reporting all adverse events associated with the use of Finished Products in humans, whether expected or unexpected and whether or not considered drug related, including the following: (i) an adverse event occurring in the course of the use of a drug product in professional practice, (ii) an adverse event occurring from drug overdose whether accidental or intentional, (iii) an adverse event occurring from drug abuse, (iv) an adverse event occurring from drug withdrawal, and (v) any failure of expected pharmacological action with respect to the Finished Products (collectively, “Adverse Events”). OREXIGEN shall also have sole control and responsibility for responding to all Finished Product quality complaints and medical and technical inquiries, whether from lay persons, health care professionals and or Regulatory Agencies. Notwithstanding the foregoing, to the extent MALLINCKRODT has an obligation to report any Adverse Events to any Regulatory Agencies it may do so provided it first provides written notice to OREXIGEN thereof and a copy of such report. In the event MALLINCKRODT (a) receives any information regarding any Adverse Event relating to Naltrexone Hydrochloride supplied hereunder or any Finished Products or their manufacture, (b) receives any complaints relating, or potentially relating, to Naltrexone Hydrochloride supplied hereunder or any Finished Products or their manufacture, (c) receives any medical or technical inquiry relating, or potentially relating, to Naltrexone Hydrochloride supplied hereunder or any Finished Products or their manufacture, or (d) discovers or is notified of any material defect in Naltrexone Hydrochloride supplied hereunder or any Finished Products, it shall notify OREXIGEN within [***] thereof.

10.2.

OREXIGEN shall have sole control and responsibility for conducting or initiating (as appropriate) any product recall, product withdrawal, governmental seizure or field correction with respect to any Finished Products (“Recalls”). If OREXIGEN reasonably decides to or is required to initiate a product Recall with respect to Finished Products containing any Naltrexone Hydrochloride supplied hereunder which action is due, in whole or in part, to (i) a failure of any of the Naltrexone Hydrochloride manufactured by MALLINCKRODT hereunder to conform to Specifications (including, without limitation, it being adulterated), or any warranty or other requirement set forth in this Agreement, (ii) the failure by MALLINCKRODT to comply in all material respects with any applicable law, rule, regulation, standard, court order or decree or (iii) the negligent or intentional wrongful act or omission of MALLINCKRODT in connection with the production of Naltrexone Hydrochloride hereunder, OREXIGEN will notify MALLINCKRODT promptly of the details regarding such action, including providing copies of all relevant documentation concerning such action. MALLINCKRODT will assist OREXIGEN in investigating any such situation and all regulatory contacts that are

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made and all activities concerning such Recall will be the [***] responsibility of [***]. If any such Recall occurs due solely to (a) a failure of any Naltrexone Hydrochloride sold by MALLINCKRODT hereunder to conform to Specifications (including, without limitation, it being adulterated) or any warranty or other requirement set forth in this Agreement, (b) the failure by MALLINCKRODT to comply in all material respects with any applicable law, rule, regulation, standard, court order or decree or (c) the negligent or intentional wrongful act or omission of MALLINCKRODT in connection with the production of Naltrexone Hydrochloride hereunder, then [***] shall bear [***] cost and expense of any such Recall. If, on the other hand, any such Recall occurs due solely to (1) any Finished Products manufactured, sold or distributed by OREXIGEN failing to conform to their applicable specifications or otherwise being defective where MALLINCKRODT’s incorporated Naltrexone Hydrochloride met Specifications when delivered, (2) the failure of OREXIGEN to comply in all material respects with any applicable law, rule, regulation, standard, court order or decree or (3) the negligent or intentional wrongful act or omission of OREXIGEN, then [***] shall bear [***] cost and expense of any such Recall and all regulatory contacts that are made will be the sole responsibility of OREXIGEN. If both MALLINCKRODT and OREXIGEN contribute to the cause of any Recall, the cost and expenses thereof [***], and all activities concerning such Recall will be the [***] responsibility of OREXIGEN.

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11.	TERM AND TERMINATION

11.1.	This Agreement shall commence on the Effective Date (i.e., January 1, 2013) and shall continue in effect until December 31, 2014 (the “Term”), unless earlier terminated. This Agreement may only be extended with the express written agreement of both MALLINCKRODT and OREXIGEN.

11.2.	This Agreement may be terminated by (i) OREXIGEN upon ninety (90) days written notice to MALLINCKRODT of a failure by MALLINCKRODT to perform or observe any material covenant, condition or agreement to be performed or observed by it under this Agreement, unless such breach has been cured within the ninety (90) day notice period, and (ii) MALLINCKRODT upon ninety (90) days written notice to OREXIGEN of a failure by OREXIGEN to perform or observe any material covenant, condition or agreement to be performed or observed by it under this Agreement, unless such breach has been cured within the ninety (90) day notice period; provided, however, that with respect to a failure to timely supply ordered quantities of Naltrexone Hydrochloride under this Agreement, MALLINCKRODT shall have the right to cure such breach no more than once during any calendar year unless otherwise agreed by OREXIGEN in writing; and provided further, that if the breach by OREXIGEN is a failure to pay an invoice when due, the notice and cure period shall be thirty (30) days.

11.3.	OREXIGEN may terminate this Agreement effective immediately upon written notice to MALLINCKRODT in the event that (a) MALLINCKRODT dissolves, is declared insolvent or bankrupt by a court of competent jurisdiction, (b) a voluntary or involuntary (if not dismissed within sixty (60) days) petition of bankruptcy is filed in any court of competent jurisdiction by or against MALLINCKRODT, or (c) this Agreement is assigned by MALLINCKRODT for the benefit of creditors. MALLINCKRODT may terminate this Agreement effective immediately upon written notice to OREXIGEN in the event that (a) OREXIGEN dissolves, is declared insolvent or bankrupt by a court of competent jurisdiction, (b) a voluntary or involuntary (if not dismissed within sixty (60) days) petition of bankruptcy is filed in any court of competent jurisdiction by or against OREXIGEN, or (c) this Agreement is assigned by OREXIGEN for the benefit of creditors.

11.4.	OREXIGEN may terminate this Agreement effective upon sixty (60) days written notice to MALLINCKRODT in the event that (a) any Regulatory Agency takes any action, or raises any objection, that completely prevents OREXIGEN from importing, exporting, purchasing or selling either the Naltrexone Hydrochloride or the Finished Product, (b) the Finished Product fails during clinical trials and OREXIGEN withdraws its NDA, or (c) OREXIGEN determines, in its sole discretion, to no longer pursue the development and/or commercialization of a Finished Product which contains Naltrexone Hydrochloride, provided that, any such notice shall clearly state the reasons for termination.

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11.5.	In the event of termination of this Agreement by either Party pursuant to any of Sections 11.2, 11.3 or 11.4 (except for any termination hereof by OREXIGEN pursuant to Section 11.2), OREXIGEN agrees to pay for previously placed orders of Naltrexone Hydrochloride but not yet delivered to OREXIGEN, provided that MALLINCKRODT shall use reasonable commercial efforts to mitigate the amount of such payments by OREXIGEN, including, but not limited to, selling such Naltrexone Hydrochloride to other customers, and provided further that MALLINCKRODT shall deliver Naltrexone Hydrochloride pursuant to such orders in accordance with this Agreement.

11.6.	The provisions of this Section 11 as to termination shall not limit or restrict the rights of any Party to seek remedies or take measures that may be otherwise available to it at law or equity in connection with the enforcement and performance of obligations under this Agreement.

12.	NOTICES

Any and all notices required to be given under this Agreement will be in writing and effective upon receipt, sent by facsimile transmission, mailed postage prepaid by first-class certified or registered mail, or sent by express courier service, at the respective addresses, as follows:

If to OREXIGEN:

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Court, Suite 200

La Jolla, CA 92037

Attention: VP, Technical Operations

Telephone Number: (858) 875-8600

Facsimile Number: (858) 875-8650

With a copy to (which shall not by itself constitute notice):

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Court, Suite 200

La Jolla, CA 92037

Attention: General Counsel

Telephone Number: (858) 875-8600

Facsimile Number: (858) 875-8650

If to MALLINCKRODT:

Mallinckrodt LLC

675 McDonnell Blvd.

Hazelwood, MO 63042

Attention: Dawn M. Von Rohr, Vice President & General Manager, Global APIs Telephone Number: (314) 654-8619

Facsimile Number: (314) 654-6580

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With a copy to (which shall not by itself constitute notice):

Mallinckrodt LLC

675 McDonnell Blvd.

Hazelwood, MO 63042

Attention: C. Stephen Kriegh, Vice President – Legal

Telephone Number: (314) 654-6040

Facsimile Number: (314) 654-7181

13.	MISCELLANEOUS

13.1.	Force Majeure. In the event that any Party hereto is prevented from complying, either in whole or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike or lockout, riot, war, rebellion, lack or failure of transportation facilities, court order, Acts of God or [***], then, upon written notice by the Party whose performance is so affected to the other, the requirements of this Agreement so affected (to the extent affected) shall be suspended during the period of, and only to the extent of, such disability. Said Party shall be excused by reason of said force majeure only so long as it is exercising [***] to overcome any event of force majeure. Notwithstanding the foregoing, if a force majeure event prevents a Party’s performance under this Agreement for more than one hundred twenty (120) continuous days, the other Party may terminate this Agreement upon written notice to the non-performing Party.

13.2.	Assurances. Each Party to this Agreement shall execute, acknowledge and deliver such further instruments and documents, and do all such other acts and things as may be required by law or as may be necessary or advisable to carry out the intents and purposes of this Agreement. The Parties will cooperate with each other and offer reasonable assistance in carrying out their respective responsibilities under this Agreement.

13.3.

Dispute Resolution. Any dispute, controversy or claim arising under, out of or in connection with this Agreement, including any subsequent amendments, or the validity, enforceability, construction, performance or breach thereof (“Dispute”), may, if and only if both Parties expressly agree in any circumstance, be finally settled under the Rules for Commercial Dispute Resolution Procedures (“Rules”) of the American Arbitration Association (“AAA”) then in force on the date of commencement of the arbitration by three (3) arbitrators appointed in accordance with those Rules, provided that the arbitrators appointed have at least ten (10) years arbitration experience in the pharmaceutical industry; provided, however, if the Parties mutually agree, such arbitration may be conducted by a single mutually agreeable arbitrator. The award rendered shall be final and binding on the Parties. Judgment upon the award may be entered in any court having jurisdiction. The Parties agree that they will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against either Party. The costs of any arbitration, including administrative fees and fees of the

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arbitrators, shall be shared equally by the Parties and each Party shall bear the cost of its own attorneys’ and expert fees, provided that the arbitrator(s) shall have the discretion, to be exercised in accordance with applicable law, to allocate among the Parties the arbitrators’ fees and litigation costs, and the arbitrator(s) shall also have authority to shift any prevailing Party’s attorney’s fees to any non-prevailing Party.

13.4.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, excluding its conflicts of law provisions that might apply the law of another jurisdiction.

13.5.	Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby unless the essential purpose(s) of this Agreement cannot be achieved by either or both of the Parties. In the event any provision shall be held invalid, illegal or unenforceable the Parties shall use best efforts to substitute a valid, legal and enforceable provision which insofar as practical implements the purposes hereof.

13.6.	No Assignment. No Party shall assign its rights and/or obligations under this Agreement without the prior written consent of the other Parties hereto, except that (a) OREXIGEN may assign this Agreement in connection with the transfer, license or sale of all or substantially all of its assets or business to which the subject matter of this Agreement relates or in connection with any merger, consolidation or reorganization, without MALLINCKRODT’s prior written consent, and (b) MALLINCKRODT may assign this Agreement in connection with the transfer, license or sale of all or substantially all of its assets or business to which the subject matter of this Agreement relates or in connection with any merger, consolidation or reorganization without OREXIGEN’s prior written consent.

13.7.	Waiver. No delay, waiver, omission or forbearance on the part of any Party to exercise any right, option, duty or power arising out of any breach or default by any other Party of any of the terms, provisions or covenants hereof, will constitute a waiver by such Party of its rights to enforce any such right, option, duties or power as against the other Party hereto, or its rights as to any subsequent breach or default by the other Party.

13.8.	Survival. Upon termination or expiration of this Agreement, the obligations of the Parties which by their nature should survive and the obligations under Sections 7-13 of this Agreement and under any existing confidentiality agreements between the Parties shall survive.

13.9.

Entire Agreement. This Agreement and the Schedules and Appendices attached hereto, the confidentiality agreements referenced in Section 13.8 and the Quality Agreement (when executed) constitute the full understanding and entire agreement between the Parties with respect to the subject matter hereof and supersede any and all prior oral or written understandings and agreements with respect to the subject matter hereof. No terms, conditions, understandings or agreements purporting to modify, amend, waive or terminate this Agreement, or any provision hereof, shall be binding except by the

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execution of a writing specified to be an explicit amendment to this Agreement duly executed by the authorized signatories of the Parties hereto. No modification, waiver, termination, rescission, discharge or cancellation of any right or claim under this Agreement shall affect the right of any Party to enforce any other claim or right hereunder.

13.10.	Binding Agreement. Subject to Section 13.6, this Agreement shall be binding upon the Parties and their respective successors and permitted assigns and shall insure to the benefit of the Parties and their respective successors and permitted assigns.

13.11.	Headings. The headings used in this Agreement are for convenience of reference only and are not a part of the text hereof.

13.12.	Counterparts; Electronic Delivery. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall together constitute a single agreement. A facsimile, PDF or any other type of copy of an executed version of this Agreement signed by a Party is binding upon the signing party to the same extent as the original of the signed Agreement, and may be delivered electronically.

IN WITNESS WHEREOF, the Parties hereby agree to the terms and conditions of this Agreement.

OREXIGEN THERAPEUTICS, INC.		MALLINCKRODT LLC

By:	/s/ Michael A. Narachi	By:	/s/ Dawn Von Rohr
Name:	Michael A. Narachi	Name:	Dawn Von Rohr
Title:	President & Chief Executive Officer	Title:	VP & General Manager, Global APIs
Date:	02 Oct 2013	Date:

By:	/s/ Joseph P. Hagan
Name:	Joseph P. Hagan
Title:	Chief Business Officer
Date:	02 Oct 2013

By:	/s/ Philip Roberts
Name:	Philip Roberts
Title:	VP, Technical Operations
Date:	02 Oct 2013

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LIST OF DEFINED TERMS

DEFINED TERM	SECTION

AAA	13.3
Act	8.1
Adverse Events	10.1
Affiliate	1.1
Agreement	Preamble
cGMP	8.1
Defective Product	6.1
Direct Manufacturing Cost	2.2
Disclosing Party	7.1
Disclosure	9.3
Dispute	13.3
DMF	2.1
DMF Equivalent	2.1
Effective Date	Preamble
FDA	2.2
Finished Product	2.2
MALLINCKRODT	Preamble
MALLINCKRODT Indemnitees	9.1
OREXIGEN	Preamble
OREXIGEN Indemnitees	9.2
Party	Preamble
Parties	Preamble
Price	5.1
Proceeding	9.3
Proprietary Information	7.1
Purchase Order	1.2
Quality Agreement	8.14
Recalls	10.2
Receiving Party	7.1
Regulatory Agency	2.2
Regulatory Price Change	5.2
Rejection Notice	6.1
Representatives	7.3
Response Notice	6.2
Rolling Forecast	3.2
Rules	13.3
Specifications	2.1
Term	11.1

SCHEDULE A

SPECIFICATIONS

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SCHEDULE B

CERTAIN AGREED JURISDICTIONS

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SCHEDULE C

PRICING AND SHIPPING TERMS

Freight Terms: All Naltrexone Hydrochloride shall be delivered [***].

Shipping Method: Land within North America, otherwise Air Freight

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